EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hooper Holmes, Inc.:

We consent to incorporation by reference in the registration statements on Form S-3 (No.333-57769) and on Form S-8 (No. 333-72422, No. 333-57771, No. 333-04785 and No.33-53086) of Hooper Holmes, Inc. of our reports dated March 30, 2005, with respect to the consolidated balance sheets of Hooper Holmes, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Hooper Holmes, Inc.

/s/ KPMG LLP
Short Hills, New Jersey
March 30, 2005